Exhibit 99.1

MATEON THERAPEUTICS ANNOUNCES POSITIVE CLINICAL STUDY RESULTS FOR ITS LEAD ANTI-LEUKEMIA DRUG COMBRETASTATIN A1 PLUS CYTARABINE IN ADULT PATIENTS WITH RELAPSED ACUTE MYELOID LEUKEMIA

AGOURA HILLS, Calif., December 23, 2019 (GLOBE NEWSWIRE) — Mateon Therapeutics Inc. (OTCQB:MATN) dedicated to the development of innovative treatments for cancer, today announced that the multi-institutional OXI1222 study, in people with previously treated relapsed acute myeloid leukemia (AML) met its primary endpoint.

Patients were treated by participating leukemia experts affiliated with the University of Florida, University of Kansas Cancer Center, David Geffen School of Medicine at UCLA, and University of Miami Sylvester Comprehensive Cancer Center, Miami. This trial was registered at www.clinicaltrials.gov as NCT02576301.

The study showed that adding Mateon’s lead anti-AML drug Combretastatin A1, also known as OXi4503, to the standard chemotherapy drug cytarabine was generally well tolerated by AML patients and a maximum tolerated dose level of OXi4503 was identified as the recommended dose for further clinical development of this novel two-drug combination. In 26 evaluable AML patients, there were 4 complete remissions (CR/CRi) and one partial remission (PR). The CR responses were associated with >1-year overall survival times. The combination therapy exhibited a manageable toxicity and a promising benefit to risk profile in older adults with relapsed AML. Four of the 5 objective responders were in the ≥65-years poor prognosis age category with adverse cytogenetic features. The safety, feasibility, and early clinical activity of this new treatment in R/R AML deserves further clinical validation in a randomized registration study. Results from the study will be presented at an upcoming medical meeting and discussed with health authorities, including the U.S. Food and Drug Administration (FDA). A peer-reviewed article detailing the clinical data was accepted for publication last Friday in the oncology journal Cancers(Basel).

“This work emphasizes our commitment to advance our investigational drug OXi4503 which shows clinical impact potential to address unmet needs in relapsed/recurrent hematologic malignancies, especially AML.” stated Dr. Vuong Trieu, Chairman and Chief Executive Officer of Mateon Therapeutics.

OXi4503 has received orphan drug designation for AML in both the US and the European Union. Further, the US FDA has granted fast-track designation to OXi4503 for the treatment of relapsed/refractory AML.

“The greatest challenge in AML is relapsed or refractory disease. For relapsed or refractory AML, there is no consensus on a single re-induction regimen. By combining OXi4503 with the standard chemotherapy drug cytarabine, we hope to develop an innovative approach that improves outcomes for patients with relapsed AML, especially those who are older and have a dismal prognosis” explained Fatih Uckun, M.D., Ph.D., Chief Medical Officer of Mateon Therapeutics.

AML is the most common form of adult acute leukemia with >20,000 estimated new cases and >10,000 deaths in the United States (US) for 2019 (SEER Program, www.seer.cancer.gov). Despite recent advances in therapy, the five-year overall survival remains < 30% and prognosis is grim in patients who experience a recurrence of their disease after first-line induction therapy, with <10% surviving five years after relapse. There is an urgent need for effective new treatment strategies for relapsed AML. Therefore, clinical development of new therapies has been the focal point of AML research over the last decade.

OXi4503 is cis-combretastatin A1 dipotassium diphosphate, a water-soluble prodrug of cis-combretastatin A1 (OXi4500), a naturally occurring derivative of the South African bush willow tree, Combretum caffrum, that reversibly binds tubulin at the colchicine binding site to inhibit microtubule assembly. OXi4503 is a dual-function drug with vascular disrupting and cytotoxic properties that has exhibited single-agent anti-leukemia activity in animal models of AML and in a prior Phase 1A clinical study for relapsed/refractory (R/R) AML. Notably, the combination of OXi4503 with cytarabine in xenografted human AML models was more effective than either drug alone. The clinical safety profile of OXi4503 as a single agent has previously been evaluated in Phase 1A clinical trials. In the NCT00977210 Phase 1 dose-finding study in 43 advanced solid tumor patients, OXi4503 doses were escalated from 0.06 to 15.4 mg/m2, and 8.5 mg/m2 was defined as the MTD. In the NCT01085656 Phase 1A trial designed to evaluate the safety profile, MTD, and recommended Phase 2 dose (RP2D) of OXi4503 in patients with R/R AML and MDS, a total of 18 patients were treated with single agent OXi4503 and showed a manageable safety profile at single-agent dose levels up to of 7.81 mg/m2. There was early evidence of possible single-agent activity as one relapsed AML patient treated at the 2.5 mg/m2 dose level achieved a CRi. The primary purpose of the present multicenter Phase 1B study was to define the maximum tolerated dose and safety profile of OXi4503 and cytarabine administered in combination (OXA) in patients with relapsed/refractory R/R AML.

About Mateon Therapeutics

Mateon was created by the recent reverse merger with Oncotelic which became a wholly owned subsidiary of Mateon Therapeutics Inc. (OTCQB:MATN) creating an immuno-oncology company dedicated to the development of first in class RNA therapeutics as well as small molecule drugs against cancer. OT-101, the lead immuno-oncology drug candidate of Mateon/Oncotelic, is a first-in-class anti-TGF beta RNA therapeutic that exhibited single agent activity in some relapsed/refractory cancer patients in clinical trial settings. The founding team members of Oncotelic were responsible for the development of Celgene’s Abraxane as a chemotherapeutic agent for breast, lung, melanoma, and pancreatic cancer. Abraxane was approved in 2005 and has more than $1B in sales annually. The same team was also responsible for the development of Cynviloq, a next generation Abraxane, which was acquired by NantPharma for $1.3B. Mateon/Oncotelic is seeking to leverage its deep expertise in oncology drug development to improve treatment outcomes and survival of cancer patients with a special emphasis on pediatric cancer patients. For more information, please visit www.oncotelic.com and www.mateon.com.

The Chief Executive Officer of Mateon, Dr. Vuong Trieu, PhD is a very experienced biotech executive and a KOL in the field of immunotherapy. He is best known for his seminal contributions to the development of Abraxane (https://www.linkedin.com/in/vuong-trieu-3a64aa3b).

The Chief Medical Officer of Mateon, Dr Fatih Uckun MD, PhD, is an internationally renowned KOL in cancer research and treatment (https://www.linkedin.com/in/fatihuckun). Dr. Uckun is an elected Member of the American Society for Clinical Investigation (ASCI), an honor society for physician-scientists, and an active member of several professional organizations. He received numerous national and international awards for his work on biologics and small molecule targeted therapeutics for difficult-to-treat cancers.

Mateon’s Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Words such as “may”, “expect”, “anticipate” “hope”, “vision”, “optimism”, “design”, “exciting”, “innovative”, “promising”, “will”, “conviction”, “estimate,” “intend,” “believe”, “quest for a cure of cancer”, “innovation-driven”, “paradigm-shift”, “high scientific merit”, “impact potential” and similar expressions are intended to identify forward-looking statements. Forward-looking statements contained in this press release include, but are not limited to, statements about future plans, the progress, timing, clinical development, scope and success of future clinical trials, the reporting of clinical data for the company’s product candidates and the potential use of the company’s product candidates to treat various cancer indications. Each of these forward-looking statements involves risks and uncertainties and actual results may differ materially from these forward-looking statements. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during preclinical or clinical studies, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, failure of collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes. These risks are not exhaustive, the company faces known and unknown risks, including the risk factors described in the company’s annual report on Form 10-K filed with the SEC on April 10, 2019 and in the company’s other periodic filings. Forward-looking statements are based on expectations and assumptions as of the date of this press release. Except as required by law, the company does not assume any obligation to update forward-looking statements contained herein to reflect any change in expectations, whether as a result of new information future events, or otherwise.

Contact Information:

For Mateon Therapeutics, Inc.:

Amit Shah

Email: ashah@oncotelic.com